EXHIBIT 4.10


                          PACIFIC ENERGY RESOURCES LTD.
                              1065 West Pier E St.
                        Long Beach, California 90802-1015


                           UNIT SUBSCRIPTION AGREEMENT
                                (U.S. RESIDENTS)


TO:               Pacific Energy Resources Ltd. (the "CORPORATION")

AND TO:           Energy Capital Solutions, LP (the "PLACEMENT AGENT")

The undersigned (the "SUBSCRIBER") hereby irrevocably subscribes for and agrees to purchase from Pacific Energy Resources Ltd. (the "CORPORATION") units of the Corporation (the "UNITS") in the number set forth below at a subscription price of CAD $1.30 per Unit. Each Unit shall consist of one (1) share of common stock of the Corporation (a "COMMON SHARE") and one-half (1/2) Common Share purchase warrant of the Corporation ("WARRANTS"). Each one (1) whole Warrant shall entitle the holder to acquire one (1) Common Share (a "WARRANT SHARE") at a price of CAD $1.70 per Warrant Share for a period of three years from the Closing Date (as hereinafter defined). The Subscriber agrees to be bound by the attached terms and conditions of subscription (the "TERMS AND Conditions") and agrees that the Corporation may rely upon the representations, warranties and covenants contained therein and in the applicable Subscriber Certificate (as hereinafter defined). This subscription, plus the Terms and Conditions and each completed and executed Subscriber Certificate are collectively referred to as the "SUBSCRIPTION AGREEMENT" or the "AGREEMENT".

                     SUBSCRIPTION AND SUBSCRIBER INFORMATION

      Please print all information (other than signatures), as applicable, in the space provided below

-----------------------------------------------------       Number of Units*:
(Name of Subscriber)                                                          -------------------------

                                                            Share Price:    X
Account Reference (if applicable):                                               ----------------------
                                  -------------------                                    =
                                                            Aggregate Subscription Price:
By:                                                                                      --------------
    -------------------------------------------------                        (the "SUBSCRIPTION PRICE")
    Authorized Signature

-----------------------------------------------------
(Official Capacity or Title - if the Subscriber             IF THE SUBSCRIBER IS SIGNING AS AGENT FOR A
is not an individual)                                       PRINCIPAL (BENEFICIAL PURCHASER) AND IS NOT
                                                            PURCHASING AS TRUSTEE OR AGENT FOR ACCOUNTS
                                                            FULLY MANAGED BY IT, COMPLETE THE FOLLOWING:

-----------------------------------------------------
(Name of individual whose signature appears above           -------------------------------------------
if different than the name of the Subscriber printed        (Name of Principal)
above.)

-----------------------------------------------------       --------------------------------------------
(Subscriber's Address, including State)                     (Principal's Address)


-----------------------------------------------------       --------------------------------------------


-----------------------------------------------------
(Telephone Number)                    (Email Address)

 *Calculated based on a fixed exchange rate of US$1.00 = CAD$1.1329 (which is the average noon buying rate for the 10 trading days from November 3, 2006 through November 16, 2006 as reported by the Federal
Reserve Bank of New York)


                                      -2-



ACCOUNT REGISTRATION INFORMATION:                           DELIVERY INSTRUCTIONS AS SET FORTH BELOW:
---------------------------------                           -----------------------------------------


-----------------------------------------------------       --------------------------------------------
(Name)                                                      (Name)


-----------------------------------------------------       --------------------------------------------
(Account Reference, if applicable)                          (Account Reference, if applicable)


-----------------------------------------------------       --------------------------------------------
(Address, including Zip Code)                               (Address)

                                                            --------------------------------------------
                                                            (Contact Name)            (Telephone Number)


Number and kind of securities of the Corporation            State whether Subscriber is an insider* of
held, if any:                                               the Corporation:

-----------------------------------------------------              Yes [ ]      No [ ]

-----------------------------------------------------       * The term "insider" means a person who is
                                                            a director or senior officer (chair, vice
                                                            chair, president, vice president,
                                                            secretary, treasurer or general manager) or
                                                            holder of more than 10% of the voting rights
                                                            attached to all outstanding voting securities
                                                            of the Corporation.

                          TYPE OF OWNERSHIP (CHECK ONE)


          Individual Ownership                    Joint Tenants with Right of
--------                                 -------  Survivorship
                                                  (both parties must sign)

          Corporation*                            Community Property
--------                                 -------  (Spouse's signature required)

          Partnership*                            Tenants-in-common
--------                                 -------  (both parties must sign)

          Trust or Pension Plan*
--------

--------------------
* Copy of Articles of Incorporation, Bylaws and Corporate Resolution, Partnership or Trust Agreement, as applicable, must be attached.


ACCEPTANCE: The Corporation hereby accepts the subscription as set forth above on the terms and conditions contained in this Subscription Agreement.

PACIFIC ENERGY RESOURCES LTD.

                                                                ----------------

By: ___________________________        ________________, 2006   Subscription No.

                                                                ----------------

                 TERMS AND CONDITIONS OF SUBSCRIPTION FOR UNITS

1.       DEFINITIONS.
         ------------

         1.1 In this Agreement, which includes the cover page and all of the appendices, the following words have the following meanings unless otherwise indicated:

                  (a) "1933 ACT" means Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

                  (b) "ARON" means J. Aron & Company.

                  (c) "CLOSING" means the completion of the issue and sale of the Units to the Subscriber hereunder upon satisfaction of the conditions under both Escrow Agreements.

                  (d) "CLOSING DATE" means the date on which all conditions to the closing under both Escrow Agreements have been satisfied, but not later than March 31, 2007 (unless a later date is agreed to by the parties to the Escrow Agreements).

                  (e) "COMMON SHARE" means a share of common stock in the capital of the Corporation.

                  (f) "CORPORATION" means Pacific Energy Resources Ltd.

                  (g) "ESCROW AGENT" means U.S. Bank National Association.

                  (h) "ESCROW AGREEMENTS" means the Escrow Agreements by and among (as to the first Escrow Agreement) the Corporation, Aron, [SILVER POINT], Laurus Master Fund, Ltd., Erato Corp., Goldman, Sachs & Co., D&D Securities Company and the Escrow Agent, and by and among (as to the second Escrow Agreement) the Corporation, Aron, [SILVER POINT], Aera Energy LLC, SWEPI LP and the Escrow Agent.

                  (i) "EXCHANGE" means the Toronto Stock Exchange.

                  (j) "MMS" means the Minerals Management Service of the United States Department of the Interior.

                  (k) "OFFERING" means this private placement;

                  (l) "PLACEMENT AGENT" means Energy Capital Solutions, LLC

                  (m) "SEC" means the United States Securities and Exchange Commission.

                  (n) "SUBSCRIBER" means the purchaser of Units hereunder.

                  (o) "SUBSCRIBER CERTIFICATE" means the accredited investor certificate attached hereto as Exhibit "A".

                  (p) "UNITS" means the units of the Corporation offered hereby; each Unit consisting of one (1) Common Share and one-half (1/2) Warrant.

                  (q) "WARRANTS" means the Common Share purchase warrants of the Corporation comprising part of the Units.

                  (r) "WARRANT SHARES" means the Common Shares underlying the Warrants.

         1.2 All capitalized terms in this Agreement not defined above have the meanings ascribed to them in this Agreement.

2.       PURCHASE AND SALE OF UNITS.
         ---------------------------

         2.1 The Units will be registered in the name of the Subscriber.

         2.2 The issue of the Units will not restrict or prevent the Corporation from obtaining any other financing, or from issuing additional securities from time to time.

         2.3 Closing will be completed at the offices of the Corporation, in Long Beach, California, at 1:00 p.m. (Pacific Time), or such other place or time as the Corporation may designate (the "CLOSING TIME") on the Closing Date. If the Closing does not occur on or before March 31, 2007 (unless a later date is agreed to by the parties to the Escrow Agreement), the subscription proceeds will be returned to the Subscriber with interest and without deduction and the Subscriber will have the right to withdraw this subscription and to terminate its obligations hereunder.

         2.4 The Corporation shall have the right to reject this Subscription Agreement if it believes for any reason that the Subscriber is not an "accredited investor" within the meaning of Rule 501 of Regulation D promulgated by the Securities and Exchange Commission as presently in effect, or for any other reason in its sole and absolute discretion. Acceptance is evidenced only by execution of this Subscription Agreement by the Corporation in the space provided at the end of this Subscription Agreement.

3.       REPRESENTATIONS, WARRANTIES AND ACKNOWLEDGEMENTS OF THE SUBSCRIBER.
         -------------------------------------------------------------------

         3.1 The Subscriber represents and warrants, as at the date of this Agreement and at the Closing, that:

                  (a) the Subscriber is purchasing the Units for Subscriber's own account, for long-term investment, and not with a view to, or for sale in connection with, the distribution thereof. Subscriber has no present intention of selling, granting any participation in, or otherwise distributing the Units. The Units will not be resold without registration under the 1933 Act and qualification under the securities laws of all applicable states, unless such sale would be exempt therefrom;

                  (b) the Subscriber is an "accredited investor" as that term is defined in Rule 501(a) of Regulation D promulgated under the 1933 Act;

                  (c) the Subscriber has received, completed and returned to the Corporation the Subscriber Certificate relating to his general ability to bear the risks of an investment in the Corporation and his suitability as an investor in a private offering, and hereby affirms the correctness of his answers in such Subscriber Certificate;

                  (d) the Subscriber (i) has adequate means of providing for his current needs and possible personal contingencies, without the need for liquidity of his investment in the Corporation; (ii) can bear the economic risk of losing his entire investment herein; and (iii) has such knowledge and experience in financial and business matters that he is capable of evaluating the relative risks and merits of this investment;

                  (e) it never has been represented, guaranteed or warranted to Subscriber by the Corporation, its agents, or employees or any other person, expressly or by implication, any of the following:

                           (i) the approximate or exact length of time that
                  Subscriber will be required to remain as owner of the Units;

                           (ii) THE PROFIT OR RETURN, IF ANY, TO BE REALIZED AS
                  A RESULT OF THE CORPORATION'S VENTURE; or

                           (iii) that the past performance or experience on the
                  part of the Corporation or any affiliate, its agents, or employees or of any other person, will in any way indicate the predictable results of the ownership of the Units or the overall Corporation venture;

                  (f) the Subscriber, if an individual, is at least twenty-one
         (21) years of age;

                  (g) the Subscriber has no reason to anticipate any change in Subscriber's personal circumstances, financial or otherwise, which may cause or require any sale or distribution by Subscriber of all or any part of the Units subscribed for herein;

                  (h) the Subscriber has reviewed the documents regarding the Corporation available on SEDAR (WWW.SEDAR.COM) and the Exchange's web site (www.tsx.com) carefully, as well as the "Risk Factors" delivered by the Corporation to the Subscriber (collectively, the "DISCLOSURE DOCUMENTS"), is fully familiar with and understands the contents thereof;

                  (i) the Subscriber confirms that all documents, records and books pertaining to the Corporation and to the investment requested by the Subscriber have been made available to the Subscriber and that the Subscriber has been given an opportunity to make further inquiries of the Corporation and its representatives in order to verify the accuracy of the information contained in the Disclosure Documents and has had the opportunity to review all facts concerning the Corporation which the Subscriber deems pertinent;

                  (j) the Subscriber, if a partnership, corporation, trust, or other entity, declares:

                           (i) the person executing this Subscription Agreement
                  has the necessary power and authority to do so; and

                           (ii) the Subscriber was not organized for the
                  specific purpose of acquiring the Units;

                  (k) the exhibits to this Agreement will be completed truthfully and with reasonable diligence;

                  (l) as to the source of subscription funds,

                           (i) to the best of the Subscriber's knowledge, none
                  of the subscription funds used for the purchase of the Subscriber's Units (A) have been or will be derived from or related to any activity that is deemed criminal under the laws of the United States or any other jurisdiction, or (B) are being tendered on behalf of a person or entity who has not been identified to the Subscriber; and

                           (ii) the Subscriber will promptly notify the
                  Corporation if the Subscriber discovers that any of the representations in above subparagraph (l)(i) above ceases to be true, and to provide the Corporation with appropriate information in connection therewith;

                  (m) the Subscriber warrants that the information herein provided to the Corporation by the Subscriber is true and correct as of the date hereof, and the Subscriber agrees to advise the Corporation, prior to its acceptance of this Subscription, of any material change in any such information; and

                  (n) the Subscriber agrees that the representations and warranties of the Subscriber set forth in this Section 3 shall survive the acceptance of this subscription, in the event the subscription is accepted.

                  (o) The Subscriber acknowledges that the Escrow Agent is acting only as an escrow agent in connection with the offering of the Units described herein, and has not endorsed, recommended or guaranteed the purchase, value or repayment of such Units.

         3.2 The Subscriber understands and acknowledges that:

                  (a) no federal or state agency has made any finding or determination as to the fairness of the offering of Units for investment or any recommendation or endorsement of the offering;

                  (b) the Units have not been registered under the 1933 Act or qualified under any state securities laws in reliance on exemptions from registration provided thereunder;

                  (c) there are restrictions imposed by law on the Subscriber's ability to resell the Units and it is the responsibility of the Subscriber to find out what those restrictions are and to comply with them before selling the securities comprising the Units;

                  (d) the Subscriber acknowledges and agrees with the Corporation that the Corporation shall refuse to register any transfer of the Units not made pursuant to registration under the 1933 Act, or pursuant to an available exemption from registration under the 1933 Act (including Regulation S);

                  (e) the Corporation may be required to provide applicable securities regulatory authorities with a list setting forth the identities of the beneficial purchasers of the Units and the Subscriber acknowledges and agrees that it will provide, on request, particulars as to the identity of such beneficial purchasers as may be required by the Corporation in order to comply with the foregoing;

                  (f) by providing personal information to the Corporation, the Subscriber and each person for whom it is contracting hereunder, is consenting to the Corporation's collection, use and disclosure of that information for the purposes of the subscription of Units and the offering in general, for corporate governance purposes and to contact the Subscriber as an investor. The Subscriber, and each person for whom it is contracting hereunder, acknowledges that, from time to time, the Corporation may be required to disclose such personal information and, by providing such personal information to the Corporation, the Subscriber and each person for whom it is contracting hereunder, hereby expressly consents to such disclosure, and the Subscriber and each person for whom it is contracting agrees and acknowledges that the Corporation may use and disclose personal information as follows:

                           (i) for internal use with respect to managing the
                  relationships between and contractual obligations of the Corporation and the Subscriber and each person for whom it is contracting;

                           (ii) for use and disclosure for income tax related
                  purposes, including without limitation, where required by law, disclosure to the Internal Revenue Service;

                           (iii) disclosure to securities regulatory authorities
                  and other regulatory bodies with jurisdiction with respect to reports of trades and similar regulatory filings;

                           (iv) disclosure to a governmental or other authority
                  to which the disclosure is required by court order or subpoena compelling such disclosure and where there is no reasonable alternative to such disclosure;

                           (v) disclosure to professional advisers of the
                  Corporation in connection with the performance of their professional services;

                           (vi) disclosure to any person where such disclosure
                  is necessary for legitimate business reasons and is made with the prior written consent of the Subscriber and each person for whom it is contracting;

                           (vii) disclosure to a court determining the rights of
                  the parties under this Agreement; or

                           (viii) for use and disclosure as otherwise required
                  by law.

                  (g) during the ten trading day period prior to the date hereof, the Subscriber has not purchased, sold or "sold short" any securities of the Corporation (except pursuant to this Subscription Agreement).

4.       ESCROW AND ISSUANCE OF SECURITIES.
         ----------------------------------

         4.1 The Subscriber agrees to deliver to the Placement Agent, as soon as possible and, in any event, not later than 2:00 p.m. (Pacific Standard time) on November 10, 2006; (a) this duly completed and executed Subscription Agreement;
(b) a duly executed Accredited Investor Certificate attached hereto as Exhibit "A"; (c) a duly executed Registration Rights Agreement attached hereto as Exhibit "B"; together with a duly completed selling security holder questionnaire attached thereto as an exhibit; and (d) wire transfer of funds representing the aggregate subscription price directly to the escrow account as indicated on the facing page hereof.

         4.2 All of Subscriber's funds shall be placed into the interest-bearing escrow account with the Escrow Agent listed on the facing page hereof. Certificates representing the Units will also be placed with the Escrow Agent pending the Closing. At or immediately after the Closing Time, the Corporation will cause the Escrow Agent to forward to the Subscriber certificates representing the Units registered in the name of the Subscriber or its nominee as per the directions of the Subscriber on the face page of this Agreement. The Subscriber's funds will then be either (a) used to purchase a Treasury Note to support the Corporation's obligations to MMS to satisfy potential abandonment liabilities or (b) placed into the Corporation's general banking account to be used for working capital. If the Closing does not occur by the Closing Date, the Subscriber's funds will be returned with interest.

5.       CONDITIONS TO CLOSING.
         ----------------------

         The obligation of the Subscriber to purchase and pay for the Units, the Closing, and the release of any funds of the Subscriber held by the Escrow Agent for the benefit of the Corporation are subject to the satisfaction, prior to or at the Closing, of all the following conditions:

                  (a) The Corporation shall have entered into binding agreements with Aron that requires Aron to act as lead arranger of a debt facility available to the Corporation, on the terms and conditions set forth therein, in an amount that is not less than $100,000,000 (the "ARON FACILITY").

                  (b) An amount not less than $55,000,000 shall have been advanced to the Corporation under the Aron Facility and shall be outstanding at the Closing Date.

                  (c) MMS shall have delivered to the Corporation a written document evidencing the approval of MMS to the transfer of those certain oil and gas leases bearing Serial Nos. OCS-P 0300, 0301 and 0306 pursuant to that certain Purchase and Sale Agreement dated June 29, 2006 between the Corporation and Aera Energy LLC, which approval shall not be subject to any condition precedent that has not been fulfilled prior to or at the Closing.

6.       REGISTRATION STATEMENT.
         -----------------------

         The Corporation will prepare and file with the SEC a registration statement covering 110% of the Common Shares and 110% of the Warrant Shares within 120 trading days of the date of the Closing and in accordance with the terms of the Registration Rights Agreement executed by the Corporation and attached hereto as Exhibit "B." The Corporation will use its reasonable best efforts to have the Registration Statement declared effective by the SEC within 180 trading days (210 days if the SEC reviews and comments on the registration statement) of the date of the Closing.

7.       LEGEND.
         -------

         The certificates representing the Units will bear a legend denoting the restrictions on transfer. The Subscriber agrees to sell, assign or transfer the Units only in accordance with such restrictions.

         The legend will be in substantially the following form:

                           (i) "THE SECURITIES REPRESENTED BY THIS CERTIFICATE
                  ARE LISTED ON THE TORONTO STOCK EXCHANGE ("TSX"); HOWEVER, PRIOR TO [four months from the initial closing date] THE SAID SECURITIES CANNOT BE TRADED THROUGH THE FACILITIES OF TSX SINCE THEY ARE NOT FREELY TRANSFERABLE, AND CONSEQUENTLY ANY CERTIFICATE REPRESENTING SUCH SECURITIES IS NOT "GOOD DELIVERY" IN SETTLEMENT OF TRANSACTIONS ON TSX PRIOR TO SUCH DATE."

                           (ii) "[THIS WARRANT AND THE SECURITIES ISSUABLE UPON
                  EXERCISE OF THIS WARRANT][THE SECURITIES REPRESENTED HEREBY] HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("U.S. SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. [THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT][THE SECURITIES REPRESENTED HEREBY] MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE ASSIGNED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE U.S. SECURITIES ACT OR PURSUANT TO AN EXEMPTION THEREFROM."

8.       RELIANCE UPON REPRESENTATIONS, WARRANTIES AND COVENANTS.
         --------------------------------------------------------

         The Subscriber acknowledges that the representations and warranties and covenants and acknowledgements contained in this Agreement are made with the intent that they may be relied upon by the Corporation in determining the Subscriber's eligibility to purchase the Units and the Subscriber hereby agrees to indemnify the Corporation against all losses, claims, costs, expenses and damages or liabilities which it may suffer or incur caused or arising from its reliance thereon. The Subscriber further agrees that the foregoing representations and warranties shall survive the purchase by the Subscriber of the Units and shall continue in full force and effect notwithstanding any subsequent disposition by the Subscriber of any of the Units.

9.       MISCELLANEOUS.
         --------------

         9.1 The Corporation and the Subscriber shall be entitled to rely on delivery by facsimile machine of an executed copy of this subscription, and acceptance by the Corporation or the Subscriber of such facsimile copy shall be equally effective to create a valid and binding agreement between the Subscriber and the Corporation in accordance with the terms hereof.

         9.2 Without limitation, this subscription and the transactions contemplated hereby are conditional upon and subject to the Corporation receiving Exchange approval of this subscription and the transactions contemplated hereby.

         9.3 This Agreement is not assignable or transferable by the parties hereto without the express written consent of the other party hereto.

         9.4 Time is of the essence of this Agreement.

         9.5 Except as expressly provided in this Agreement and in the agreements, instruments and other documents contemplated or provided for herein, this Agreement contains the entire agreement between the parties with respect to the Units and there are no other terms, conditions, representations or warranties whether expressed, implied, oral or written, by statute, by common law, by the Corporation or by anyone else.

         9.6 The parties to this Agreement may amend this Agreement only in writing.

         9.7 This Agreement inures to the benefit of and is binding upon the parties to this Agreement and their successors and permitted assigns.

         9.8 A party to this Agreement will give all notices to or other written communications with the other party to this Agreement concerning this Agreement by hand or by registered mail addressed to the address given above.

         9.9 This Agreement will be governed by and construed in accordance with the laws of the State of California.

                                   EXHIBIT "A"

                         ACCREDITED INVESTOR CERTIFICATE
                         -------------------------------

         The undersigned ("SUBSCRIBER"), in connection with the acquisition of units ("UNITS") of Pacific Energy Resources Ltd. ("PERL" or the "CORPORATION") pursuant to that certain subscription agreement (the "AGREEMENT"), hereby makes the following representations and warranties:

         Subscriber understands that the Corporation is relying on this information in determining to offer Units to the undersigned in a manner exempt from the registration requirements of the Securities Act of 1933, as amended (the "1933 ACT"), and applicable state securities laws.

1.       ACCREDITED INVESTOR.
         --------------------

         Subscriber represents and warrants that he, she or it falls within the category (or categories) marked. PLEASE INDICATE EACH CATEGORY OF ACCREDITED INVESTOR THAT YOU, THE SUBSCRIBER, SATISFY, BY PLACING YOUR INITIALS ON THE APPROPRIATE LINE BELOW.

_____    Category 1.       A bank, as defined in Section 3(a)(2) of the 1933
                           Act, whether acting in its individual or fiduciary capacity; or

_____    Category 2.       A savings and loan association or other institution
                           as defined in Section 3(a) (5) (A) of the 1933 Act, whether acting in its individual or fiduciary capacity; or

_____    Category 3.       A broker or dealer registered pursuant to Section 15
                           of the Securities Exchange Act of 1934; or

_____    Category 4.       An insurance company as defined in Section 2(13) of
                           the 1933 Act; or

_____    Category 5.       An investment company registered under the Investment
                           Company Act of 1940; or

_____    Category 6.       A business development company as defined in Section
                           2(a) (48) of the Investment Company Act of 1940; or

_____    Category 7.       A small business investment company licensed by the
                           U.S. Small Business Administration under Section
                           301(c) or (d) of the Small Business Investment Act of
                           1958; or

_____    Category 8.       A plan established and maintained by a state, its
                           political subdivision or any agency or
                           instrumentality of a state or its political subdivisions, for the benefit of its employees, with assets in excess of US$5,000,000; or

_____    Category 9.       An employee benefit plan within the meaning of the
                           Employee Retirement Income Security Act of 1974 in which the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company or registered investment advisor, or an employee benefit plan with total assets in excess of US$5,000,000 or, if a self-directed plan, the investment decisions are made solely by persons who are accredited investors; or

_____    Category 10.      A private business development company as defined in
                           Section 202(a) (22) or the Investment Advisors Act of
                           1940; or

_____    Category 11.      An organization described in Section 501(c)(3) of the
                           Internal Revenue Code, a corporation, a Massachusetts or similar business trust, or a partnership, not formed for the specific purpose of acquiring the Units, with total assets in excess of US$5,000,000;
                           or

_____    Category 12.      A director, executive officer or general partner of
                           the Corporation; or

_____    Category 13.      A natural person whose individual net worth, or joint
                           net worth with that person's spouse, at the time of this purchase exceeds US$1,000,000; or

_____    Category 14.      A natural person who had an individual income in
                           excess of US$200,000 in each of the two most recent years or joint income with that person's spouse in excess of US$300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year; or

_____    Category 15.      A trust, with total assets in excess of US$5,000,000,
                           not formed for the specific purpose of acquiring the Units, whose purchase is directed by a sophisticated person as described in SEC Rule 506(b)(2)(ii); or

_____    Category 16.      An entity in which all of the equity owners are
                           accredited investors.

         IN WITNESS WHEREOF, Subscriber has executed this Certificate as of ___________, 2006.


SUBSCRIBER:                               _____________________________________
                                          (Signature and office, if applicable)

                                          _____________________________________
                                          (Print Name)

                                          _____________________________________
                                          (Address)

                                          _____________________________________
                                          (City/State/Zip Code)

                                          _____________________________________
                                          (Area Code/Telephone Number